UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2008

TORNADO GOLD INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50146
(Commission File Number)

94-3409645
(IRS Employer Identification No.)

8600 Technology Way, Suite 118, Reno, Nevada 89521
(Address of principal executive offices and Zip Code)

(775) 852-3770
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Tornado Gold International Corporation (the "Company") is pleased to announce that it has entered into an Exploration and Option to Enter Operating Agreement with Allied Nevada Gold effective January 1, 2008 to replace the previously entered letter of intent respecting joint venture between the Company and Allied Nevada Gold.

Previously the Company had signed a letter of intent dated September 24, 2007 with Allied Nevada Gold respecting fourteen (14) separate exploration and option to purchase agreements between the Company and Allied Nevada Gold covering the Brock property, the Dry Hills Property, the Golconda property, the Goodwin Hill property, the HMD property, the Horseshoe Basin property, the Illipah project, the Marr property, the North Battle Mountain property, the NT Green property, the South Lone Mountain property, the Stargo property, the Walti property, the West Whistler property, and the Wilson Peak property. The Company and Allied Nevada Gold subsequently agreed to limit the scope of the joint venture covered by the letter of intent to only two properties, namely the Illipah project and the NT Green property. Accordingly, the Company and Allied Nevada Gold entered into the Exploration and Option to Enter Operating Agreement effective January 1, 2008 to reflect the parties’ agreement respecting these two properties.

Pursuant to the Exploration and Option to Enter Operating Agreement effective January 1, 2008, we paid to Allied Nevada Gold $100,000 on February 6, 2008 to compensate Allied Nevada Gold for federal annual mining claim maintenance fees, county recording fees and other fees payable for the maintenance of the two properties. Beginning on June 30, 2008 and on June 30 of each succeeding year during the term of the agreement, we also agree to pay $70,000 to Allied Nevada Gold for the purpose of compensating them for fees payable for the maintenance of the two properties. We also agreed to certain annual expenditure obligations in accordance with the following schedule:

Performance Date	Annual Amount
On or before December 31, 2008	$150,000
On or before December 31, 2009	$200,000
On or before December 31, 2010	$400,000
On or before December 31 of each succeeding year	$400,000

The Exploration and Option to Enter Operating Agreement further provides that the Company has the option to earn and vest an undivided sixty percent (60%) interest in a property and to form a joint venture for the management and ownership of the property when the Company has incurred and paid expenditures in the amount of $1,5000,000 on a particular property.

The foregoing description of the Exploration and Option to Enter Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exploration and Option to Enter Operating Agreement which is attached as Exhibit under Item 9 to this Current Report on Form 8-K. The Exploration and Option to Enter Operating Agreement is hereby incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits

10.1*	Exploration and Option to Enter Operating Agreement effective as of January 1, 2008.

*attached herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORNADO GOLD INTERNATIONAL CORPORATION

/s/ Earl Abbott
Earl Abbott , CEO

Date: March 27, 2008